UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017 (April 26, 2017)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the “Company”) held on April 26, 2017 (the “Annual Meeting”), the Company’s stockholders voted on: (i) the election of four director nominees (Proposal 1), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2017 (Proposal 2), (iii) the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 3); and (iv) the adoption of a non-binding advisory resolution approving the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 4). These matters were submitted to a vote through the solicitation of proxies. Each of the proposals is described in further detail in the Company’s Definitive Proxy Statement. Other than the four proposals addressed below and described in the Company’s Definitive Proxy Statement, no other proposal was submitted at the Annual Meeting for stockholder action. Each of the four proposals that were voted on at the Annual Meeting were approved by the Company’s stockholders. The results of the votes are set forth below:

Proposal 1 - To elect four Class II directors to serve for a three-year term ending at the 2020 Annual Meeting of Stockholders.

Class II Directors
	For	Withheld	Abstain	Broker Non-Votes
Blenda W. Armistead	7,540,961	1,057,905	6,040	1,772,680
David W. Moore	7,344,299	1,160,430	100,177	1,772,680
David A. Fike	7,540,493	1,048,215	16,198	1,772,680
Clyde V. Kelly, III	7,458,661	1,046,289	99,956	1,772,680

Proposal 2 - To ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

For	Against	Abstain	Broker Non-Votes
10,332,756	31,333	13,497	-

Proposal 3 - To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
5,429,492	3,149,803	25,611	1,772,680

Proposal 4 – To adopt a non-binding advisory resolution approving the frequency of future advisory votes on the compensation of the Company’s named executive officers.

3 years	2 years	1 year	Abstain	Broker Non-Votes
1,181,520	140,153	7,145,147	138,086	1,772,680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 27, 2017	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer